RECORD VOLUME DRIVES IMPROVED EARNINGS AT P&G
                  ---------------------------------------------

         CINCINNATI, Jan. 31, 2002 - The Procter & Gamble Company today reported that it exceeded consensus expectations for second quarter results. P&G delivered on the high end of its financial guidance for the October - December quarter, behind record quarter unit volume.

         For the quarter ended Dec. 31, 2001, unit volume grew five percent versus the prior year led by double-digit growth in the health and beauty care businesses. Excluding acquisitions and divestitures, unit volume increased four percent. Net sales were $10.40 billion, up two percent versus year-ago.

         "We are seeing clear improvements in our results, and we're pleased to have met our commitments once again," said P&G President and Chief Executive A.
G. Lafley. "We're continuing our unyielding focus on delivering better consumer value on our brands, building core categories, reducing the company's cost structure and improving our cash flow."

         Net earnings for the quarter were $1.30 billion or $0.93 per share. Results included a $146 million after-tax restructuring charge related to the company's streamlining of operations and business portfolio. This restructuring charge for the quarter included employee separation costs of $85 million before tax and asset related charges of $72 million before tax. Net earnings in the year-ago quarter were $1.19 billion, including a $120 million after-tax restructuring charge.

         Core earnings were up six percent to $1.03 per share or $1.45 billion for the quarter. This excludes restructuring charges and the adjustment to the prior year to remove amortization no longer required for goodwill and certain intangibles.


KEY QUARTERLY FINANCIAL HIGHLIGHTS
----------------------------------

*    Core net earnings improvement was driven by operating margin expansion of
     0.9 percentage points.

* Core gross margin progress (up 1.8 percentage points) reflects lower manufacturing costs and increased restructuring savings. o Marketing, research and administration (MR&A) reflects good progress on base savings programs - but increased due to costs associated with the integration of Clairol and increased investments in health care.

*    Non-operating income was down behind lower minor brand divestiture gains.

* October - December operating cash flow was $1.8 billion, an increase of $0.7 billion versus prior year.

* Capital spending was down $0.3 billion reflecting a continued focus on driving capital efficiencies - the business is tracking ahead of schedule to deliver the capital spending objective of being at or below six percent of sales.

         For the first six months, reported net earnings were $2.40 billion, or $1.71 per share. Results included a $384 million after-tax charge related to the restructuring program. Excluding restructuring charges and the prior year amortization of goodwill and certain intangibles, core net earnings were $2.79 billion; core net earnings per share grew five percent to $1.99. Net sales were up two percent, excluding a two percent negative foreign exchange impact.

         The following provides additional perspective on the company's October
- December results by business segment:

* Beauty care continued to deliver strong results led by progress on hair care across all regions. Unit volume increased 15 percent driven by the Clairol acquisition. Excluding the impact of acquisitions and divestitures, volume was up three percent. Net sales were $2.06 billion, up 13 percent, excluding a two percent negative exchange impact, as strength in hair care
     - driven by Pantene(R), Head & Shoulders(R) and Clairol - was partially offset by price adjustments in North America's personal cleansing category. Excluding acquisitions and divestitures, net sales were up two percent. Net earnings were $334 million, up 17 percent versus last year despite increased costs associated with the integration of Clairol. This earnings increase was driven by a continued focus on cost control and higher launch costs in the base period.

* Health care posted strong results, with double-digit volume and sales growth, led by oral care and pharmaceuticals. Unit volume increased 15 percent driven by strong sales of Actonel(R) and Crest(R) (particularly White Strips(R) and Spinbrush(R)). Sales grew 17 percent to $1.34 billion behind volume growth and positive mix effects. Crest joined the ranks of P&G's billion dollar brands, achieving $1.0 billion in sales in calendar year 2001. Net earnings were $172 million, up five percent, as investments behind oral care initiatives and pharmaceutical research and development partially offset gains due to volume.

* Net earnings in food and beverage increased despite a divestiture in the prior year and commodity-related pricing actions. Sales declined 11 percent to $1.05 billion on a nine percent unit volume decline. Excluding the divestiture impacts, unit volume was down five percent reflecting an increased competitive merchandising environment. Pricing also contributed to decreased sales as we continued to reflect lower green coffee costs into Folgers(R) pricing. Net earnings were $126 million, up two percent, behind restructuring savings in juice and coffee and other cost savings efforts offset by lower volumes.

* Baby, feminine and family care reflected solid results. Unit volume increased three percent behind strong family care volume, particularly on Bounty(R) in North America and baby care's Pamper's Wipes(R). Net sales were $3.03 billion, down one percent, as commodity-driven price moves in family care and targeted pricing actions in baby care more than offset volume growth. Earnings were $335 million, up 14 percent, behind a strong focus on cost efficiencies including restructuring gains.

* Fabric and home care results improved during the second quarter, with four percent volume growth behind strength in Europe fabric care and improved performance in North America home care. Net sales were $2.97 billion, up one percent, as minor pricing and mix impacts in Western Europe and Asia partially offset increased volume. Net earnings were $437 million, up 12 percent, due to disciplined cost management led by North America and Western Europe and increased marketing support efficiencies.


THIRD QUARTER ESTIMATES
-----------------------

         For the third quarter, the company expects volume to be up in the high single digits. Excluding Clairol, volume growth is expected to be up at about the same level as the October - December quarter. Sales, excluding foreign exchange, are expected to be up in the mid-single digits versus year ago. At current rates, foreign exchange would negatively impact sales by two to three percent. The company projects core earnings per share growth in the high single digits reflecting strong volume and restructuring benefits.


FISCAL YEAR GUIDANCE
--------------------

         The company confirmed that it is comfortable with the guidance provided earlier for fiscal 2002. Core earnings per share growth will be above that achieved last year, but not yet at going levels of double digits. Sales, excluding foreign exchange, are expected to be at or ahead of last year's growth and approaching the target range of four to six percent. Volume is projected to be in the mid-single digits.

         All statements, other than statements of historical fact included in this news release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These include the achievement of the business unit volume and income growth projections, the achievement of the company's cost containment goals, the successful integration of the Clairol business, the timely and successful closing of the Jif(R) and Crisco(R) spin/merge transaction, the continued political and/or economic uncertainty in Latin America, any political and/or economic uncertainty due to terrorist activities, Kmart's successful management during, and emergence from, Chapter 11 bankruptcy and P&G's successful management of business, legal and financial matters during Kmart's Chapter 11 bankruptcy proceedings, as well as factors listed in Management's Discussion and Analysis of Financial Condition and Results of Operations in the company's most recently filed Forms 10-K and 8-Ks.

         P&G markets more than 250 brands including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Olay(R), Clairol Nice `n Easy(R), Herbal Essences(R), Crest(R), Vicks(R) and Actonel(R). P&G employs nearly 106,000 people in more than 80 countries worldwide. For more information about P&G, please visit our website at www.pg.com.


                                      # # #


P&G CONTACTS
------------

Media Relations                                    Investor Relations
---------------                                    ------------------
Linda L. Ulrey - (513) 983-8975                    John Goodwin - (513) 983-2414
Martha W. Depenbrock - (513) 983-5366


P&G will web cast its conference call on Thursday, Jan. 31, 2001, at 8:30 a.m. to review its second quarter 2001/02 results. The call will last approximately one hour. You may receive the web cast by going to our web site at: http://www.pg.com/investors
    ---------------------------

Check the Corporate Information section of the investor site to view the web cast.

We suggest you check in at least ten minutes in advance of the start time to complete the brief registration process and ensure you are set up to receive the web cast.

                                               THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
                                               (AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
                                                     CONSOLIDATED EARNINGS INFORMATION

                                               -------------------------------------------------------------------------------------
                                                                    THREE MONTHS ENDED DECEMBER 31
                                               -------------------------------------------------------------------------------------
                                                                 % Change                        % Change                 % Change
                                                                  Versus     Earnings Before      Versus        Net        Versus
                                                      Net Sales  Year Ago      Income Taxes      Year Ago    Earnings     Year Ago
                                               -------------------------------------------------------------------------------------
Fabric and Home Care                                     $2,967        1%           $  660          12%         $437           12%
Baby, Feminine and Family Care                            3,025       -1%              553          14%          335           14%
Beauty Care                                               2,060       11%              441           7%          334           17%
Health Care                                               1,341       17%              264           5%          172            5%
Food and Beverage                                         1,053      -11%              192          -2%          126            2%
                                               -------------------------------------------------------------------------------------
    Total Business Segments                              10,446        3%            2,110           9%        1,404           12%
Corporate (excluding restructuring costs)                   (57)      n/a               (7)         n/a           41          n/a
                                               -------------------------------------------------------------------------------------
    Total Company - Core                                 10,389        2%            2,103           6%        1,445            6%
Restructuring Costs                                          14       n/a             (189)         n/a         (146)          n/a
                                               -------------------------------------------------------------------------------------
    Total Company - Reported*                            10,403        2%            1,914           7%        1,299            9%


* Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.



                                               -------------------------------------------------------------------------------------
                                                                     SIX MONTHS ENDED DECEMBER 31
                                               -------------------------------------------------------------------------------------
                                                                 % Change                        % Change                 % Change
                                                                  Versus     Earnings Before      Versus        Net        Versus
                                                      Net Sales  Year Ago      Income Taxes      Year Ago    Earnings     Year Ago
                                               -------------------------------------------------------------------------------------

Fabric and Home Care                                     $5,850       -3%           $1,325           0%         $887            0%
Baby, Feminine and Family Care                            6,022       -1%            1,102          11%          677            8%
Beauty Care                                               3,832        3%              899          13%          660           19%
Health Care                                               2,517       18%              474          28%          312           27%
Food and Beverage                                         2,008      -10%              346           9%          225           13%
                                               -------------------------------------------------------------------------------------
    Total Business Segments                              20,229        0%            4,146           9%        2,761           10%
Corporate (excluding restructuring costs)                   (98)      n/a             (106)         n/a           26          n/a
                                               -------------------------------------------------------------------------------------
    Total Company - Core                                 20,131        0%            4,040           5%        2,787            5%
Restructuring Costs                                          38       n/a             (499)         n/a         (384)          n/a
                                               -------------------------------------------------------------------------------------
    Total Company - Reported*                            20,169        0%            3,541           2%        2,403            2%


* Percentages exclude goodwill and indefinite-lived intangible amortization expense and restructuring costs in both years.





                                               OCTOBER - DECEMBER NET SALES INFORMATION
                                                   (PERCENT CHANGE VS. YEAR AGO)*

                                              Volume
                                 ----------------------------------
                                             With         Without
                                     Acquisitions/   Acquisitions/                                             Total   Total Impact
                                     Divestitures    Divestitures           FX         Price    Mix/Other     Impact          Ex-FX
                                 ---------------------------------------------------------------------------------------------------
Fabric and Home Care                            4%              5%         -1%           -1%          -1%         1%            2%
Baby, Feminine and Family Care                  3%              3%          0%           -3%          -1%        -1%           -1%
Beauty Care                                    15%              3%         -2%           -1%          -1%        11%           13%
Health Care                                    15%             12%          0%            1%           1%        17%           17%
Food and Beverage                              -9%             -5%          0%           -3%           1%       -11%          -11%
   Total Company (Core)                         5%              4%         -1%           -2%           0%         2%            3%



* These sales percentage changes are approximations based on quantitative formulas that are consistently applied.




                                                  CONSOLIDATED STATEMENT OF EARNINGS
                                                  ----------------------------------
                                                                             QUARTER
                                                                             -------
Millions of dollars (except per share amounts)                                            W/O RESTRUCTURING CHGS
                                                                                       AND W/O GOODWILL AMORTIZATION
                                                       OND 01     OND 00     %CHG       OND 01     OND 00     %CHG
                                                     --------   --------   --------   --------   --------   --------
NET SALES                                            $ 10,403     10,182      2 %     $ 10,389   $ 10,182         2 %
 COST OF PRODUCTS SOLD                                  5,339      5,417     (1)%        5,257      5,336        (1)%
                                                     --------   --------              --------   --------
GROSS MARGIN                                            5,064      4,765      6 %        5,132      4,846         6 %
 MARKETING, RESEARCH & ADMINISTRATION                   3,200      3,054      5 %        3,079      2,921         5 %
                                                     --------   --------              --------   --------
OPERATING INCOME                                        1,864      1,711      9 %        2,053      1,925         7 %
 INTEREST EXPENSE                                         150        224                   150        224
 OTHER NON-OPERATING, NET                                 200        294                   200        292
                                                     --------   --------              --------   --------
EARNINGS BEFORE INCOME TAXES                            1,914      1,781      7 %        2,103      1,993         6 %
 INCOME TAXES                                             615        587                   658        624
                                                     --------   --------              --------   --------

NET EARNINGS                                            1,299      1,194      9 %        1,445      1,369         6 %
                                                     ========   ========              ========   ========

EFFECTIVE TAX RATE                                       32.1%      33.0%                 31.3%      31.3%


PER COMMON SHARE:
 BASIC NET EARNINGS                                  $    0.98  $    0.89     10%     $    1.09  $    1.03        6 %
 DILUTED NET EARNINGS                                $    0.93  $    0.84     11%     $    1.03  $    0.97        6 %
 DIVIDENDS                                           $    0.38  $    0.35             $    0.38  $    0.35
AVERAGE DILUTED SHARES OUTSTANDING                    1,401.5    1,411.0               1,401.5    1,411.0



                                                                          BASIS PT                          BASIS PT
COMPARISONS AS A % OF NET SALES                                             CHANGE                            CHANGE
-------------------------------
 COST OF PRODUCTS SOLD                                   51.3%      53.2%                 50.6%      52.4%
 GROSS MARGIN                                            48.7%      46.8%     190         49.4%      47.6%      180
 MARKETING, RESEARCH &  ADMINISTRATION                   30.8%      30.0%                 29.6%      28.7%
 OPERATING MARGIN                                        17.9%      16.8%     110         19.8%      18.9%       90
 EARNINGS BEFORE INCOME TAXES                            18.4%      17.5%                 20.2%      19.6%
 NET EARNINGS                                            12.5%      11.7%                 13.9%      13.4%






                                                                            FYTD
                                                                            ----
                                                                                         W/O RESTRUCTURING CHGS
                                                                                       AND W/O GOODWILL AMORTIZATION

                                                     12/31/01   12/31/00     %CHG     12/31/01   12/31/00     %CHG
                                                     --------   --------   --------   --------   --------   --------
NET SALES                                            $ 20,169     20,151      0 %       20,131     20,151        (0)%
 COST OF PRODUCTS SOLD                                 10,450     10,724     (3)%       10,248     10,580        (3)%
                                                     --------   --------              --------   --------

GROSS MARGIN                                            9,719      9,427      3 %        9,883      9,571         3 %
 MARKETING, RESEARCH & ADMINISTRATION                   6,093      5,937      3 %        5,758      5,705         1 %
                                                     --------   --------              --------   --------

OPERATING INCOME                                        3,626      3,490      4 %        4,125      3,866         7 %
 INTEREST EXPENSE                                         307        403                   307        403
 OTHER NON-OPERATING, NET                                 222        397                   222        397
                                                     --------   --------              --------   --------

EARNINGS BEFORE INCOME TAXES                            3,541      3,484      2 %        4,040      3,860         5 %
 INCOME TAXES                                           1,138      1,135                 1,253      1,198

NET EARNINGS                                            2,403      2,349      2 %        2,787      2,662         5 %
                                                     ========   ========              ========   ========

EFFECTIVE TAX RATE                                       32.1%      32.6%                 31.0%      31.0%


PER COMMON SHARE:
 BASIC NET EARNINGS                                  $    1.81  $    1.76     3 %     $     2.10 $    1.99        6 %
 DILUTED NET EARNINGS                                $    1.71  $    1.66     3 %     $     1.99 $    1.89        5 %
 DIVIDENDS                                           $    0.76  $    0.70             $     0.76 $    0.70
AVERAGE DILUTED SHARES OUTSTANDING                    1,401.0    1,410.0                1,401.0   1,410.0





                                                                          BASIS PT                            BASIS PT
COMPARISONS AS A % OF NET SALES                                             CHANGE                              CHANGE
-------------------------------
 COST OF PRODUCTS SOLD                                   51.8%      53.2%                  50.9%        52.5%
 GROSS MARGIN                                            48.2%      46.8%     140          49.1%        47.5%     160
 MARKETING, RESEARCH & ADMINISTRATION                    30.2%      29.5%                  28.6%        28.3%
 OPERATING MARGIN                                        18.0%      17.3%      70          20.5%        19.2%     130
 EARNINGS BEFORE INCOME TAXES                            17.6%      17.3%                  20.1%        19.2%
 NET EARNINGS                                            11.9%      11.7%                  13.8%        13.2%